ARONAUER,  GOLDFARB,  SILLS  &  RE,  LLP

ATTORNEYS  AT LAW                                           444 MADISON AVENUE
                                                            NEW YORK, NY 10022
JOSEPH  ARONAUER                                        TELEPHONE 212-755-6000
SAMUEL  GOLDFARB                                              FAX 212-755-6006
JOHN  C.  RE                                          WEBSITE: WWW.AGSRLAW.COM
ALAN  I.  SILLS                                     E-MAIL: sgoldfarb@agsr.com

                               September 21, 2001

Board  of  Directors
Spectrum  Brands  Corporation
1461  So.  Dixie  Highway,  Suite  101
Boca  Raton,  FL  33432

                             Re:      Spectrum  Brands  Corporation
                                      2001  Stock  Incentive  Plan
                                      S-8  Registration  Statement
                                      ----------------------------

Gentlemen:

We have acted as counsel to Spectrum Brands Corporation (the "Company") in connection with the preparation of the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of the Company's common stock, par value $0.001 per share (the "Shares"), which may be issued from time to time to certain officers, directors, employees and qualified consultants of the Company and its subsidiaries in connection with the 2001 Stock Incentive Plan (the "Plan").

We have reviewed the originals, certified copies or copies otherwise identified to our satisfaction as being true copies of the Plan and such other documents as we have deemed necessary or appropriate for purposes of this opinion.

Based upon that review, it is our opinion that the Shares, when issued in conformity with the terms and conditions of the Plan, will be legally and validly issued, fully paid and non-assessable.

We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed with the Securities and Exchange Commission in connection with the registration of the Shares.


Very  truly  yours,

Aronauer,  Goldfarb,  Sills  &  Re,  LLP


By:  /s/  Samuel  Goldfarb
   -----------------------
     Samuel  Goldfarb,
     A  member  of  the  firm